Exhibit 10.1

Execution Version

FOURTH AMENDMENT

TO

THIRD AMENDED AND RESTATED CREDIT AGREEMENT

AMONG

BILL BARRETT CORPORATION,

AS BORROWER,

THE GUARANTORS PARTY HERETO,

JPMORGAN CHASE BANK, N.A.,

AS ADMINISTRATIVE AGENT,

AND

THE LENDERS PARTY HERETO

FOURTH AMENDMENT TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT

THIS FOURTH AMENDMENT TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT (this “Fourth Amendment”) executed effective as of September 23, 2015 is among BILL BARRETT CORPORATION, a corporation duly formed and existing under the laws of the State of Delaware (the “Borrower”), the Guarantors party hereto, the Lenders party hereto and JPMORGAN CHASE BANK, N.A., as administrative agent for the Lenders (in such capacity, together with its successors in such capacity, the “Administrative Agent”).

R E C I T A L S

A. The Borrower, the Administrative Agent and the Lenders are parties to that certain Third Amended and Restated Credit Agreement dated as of March 16, 2010 (as amended to date and as the same may be further amended, modified or otherwise supplemented from time to time, the “Credit Agreement”), pursuant to which the Lenders have made certain credit available to and on behalf of the Borrower.

B. The Borrower has requested and the Administrative Agent and the undersigned Lenders have agreed to amend certain provisions of the Credit Agreement, such amendments to be effective as of the Amendment Effective Date.

C. NOW, THEREFORE, to induce the Administrative Agent and the Lenders to enter into this Fourth Amendment and in consideration of the premises and the mutual covenants herein contained, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1. Defined Terms. Each capitalized term used herein but not otherwise defined herein has the meaning given such term in the Credit Agreement, as amended by this Fourth Amendment. Unless otherwise indicated, all section references in this Fourth Amendment refer to sections of the Credit Agreement.

Section 2. Amendments to Credit Agreement.

2.1 Amendment to Section 1.02.

(a) Section 1.02 is hereby amended by adding the following defined terms in the appropriate alphabetical order:

“Engineered Value” means, with respect to any Oil and Gas Property of the Borrower and the Subsidiaries, the value the Administrative Agent attributed to such Oil and Gas Property in connection with the most recent redetermination of the Borrowing Base pursuant to Section 2.07.

“Senior Secured Debt” means, at any date, (a) all Debt of the Borrower and the Consolidated Subsidiaries on a consolidated basis other than Debt described in clause (c) of the definition of “Debt” minus (b) the portion of such Debt that is not secured by a Lien on any assets of the Borrower or the Consolidated Subsidiaries.

(b) Section 1.02 is hereby amended by deleting and replacing the following defined term in the appropriate alphabetical order:

“Change in Control” means (a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the SEC thereunder as in effect on the date hereof) other than the Permitted Holders, of Equity Interests representing more than 49% of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests of the Borrower, (b) occupation of a majority of the seats (other than vacant seats) on the board of directors of the Borrower by Persons who were neither (i) nominated by the board of directors of the Borrower nor (ii) appointed or approved by directors so nominated or approved or (c) the acquisition of direct or indirect Control of the Borrower by any Person or group other than the Permitted Holders.

2.2 Amendments to Section 2.08(f). Section 2.08(f) is hereby amended by (a) renumbering the existing clause (iv) thereof as clause (v) and (b) adding the following as a new clause (iv) thereof:

“(iv) any dispute between or among the Borrower and any beneficiary of any Letter of Credit or any other party to which such Letter of Credit may be transferred or any claims whatsoever of the Borrower against any beneficiary of such Letter of Credit or any such transferee”

2.3 Amendments to Section 9.01.

(a) Section 9.01(a) is hereby amended by deleting such Section in its entirety and replacing it with the following:

“(a) Ratio of Total Debt to EBITDAX. Except with respect to any date of determination during the period beginning on September 30, 2015 through and including March 31, 2018, the Borrower will not, as of any date of determination, permit its ratio of Total Debt as of such day to EBITDAX for the most recent four fiscal quarters for which financial statements are available to be greater than 4.0 to 1.0.”

(b) Section 9.01 is hereby amended by adding the following as a new subsection 9.01(c):

“(c) Ratio of Senior Secured Debt to EBITDAX. With respect to any date of determination during the period beginning on September 30, 2015 through and including March 31, 2018, the Borrower will not, as of any date of determination, permit its ratio of Senior Secured Debt as of such day to EBITDAX for the most recent four fiscal quarters for which financial statements are available to be greater than 2.5 to 1.0.”

(c) Section 9.01 is hereby amended by adding the following as a new subsection 9.01(d):

“(d) Interest Coverage Ratio. With respect to any fiscal quarter ending during the period beginning on September 30, 2015 through and including March 31, 2018 the Borrower will not, as of any date of determination, permit its ratio of (i) EBITDAX for the four fiscal quarters ending on the last day of such fiscal quarter to (ii) Interest Expense for the four fiscal quarters ending on such date to be less than 2.5 to 1.0.”

2.4 Amendments to Section 9.04.

(a) Section 9.04(a) is hereby amended by adding the following phrase in clause (iv)(b) of such Section immediately following the word “exceeds” and immediately preceding the phrase “20% of the Borrowing Base then in effect”:

“(A) except during any fiscal quarter ending during the period beginning on September 30, 2015 through and including March 31, 2018, 20% of the Borrowing Base then in effect and (B) during any fiscal quarter ending during the period beginning on September 30, 2015 through and including March 31, 2018, the greater of (x) $100,000,000 and (y)”

(b) Section 9.04(b) is hereby amended by deleting clause (i) of such Section and replacing it with the following:

“(i) call, make or offer to make any voluntary or optional Redemption of or otherwise voluntarily or optionally Redeem (whether in whole or in part) any Permitted Debt, except (A) to the extent constituting a Redemption, the conversion of Permitted Debt into common stock of the Borrower and, in connection therewith, the settlement in cash of any Permitted Debt required to avoid the issuance of fractional shares of common stock, (B) if after giving pro forma effect to such Redemption the sum of (1) the unused portion of the Commitments and (2) unencumbered cash and Investments under Section 9.05(c) through Section 9.05(f) exceeds (x) except during any fiscal quarter ending during the period beginning on September 30, 2015 through and including March 31, 2018, 20% of the Borrowing Base then in effect and (y) during any fiscal quarter ending during the period beginning on September 30, 2015 through and including March 31, 2018, the greater of (I) $100,000,000 and (II) 20% of the Borrowing Base then in effect, with the cash proceeds from and in an amount no greater than the amount of such cash proceeds of (1) an Equity Offering, (2) Permitted Debt or Permitted Refinancing Debt or (3) any asset sale to the extent not required by this Agreement to be applied to repayment of Indebtedness and a concurrent reduction in the Commitments or (C) any Redemption of the Convertible Notes in an amount not to exceed an aggregate principal amount of $579,100;”

2.5 Amendment to Section 9.12(d)(iii). Section 9.12(d) is hereby amended by deleting clause (iii) of such Section and replacing it with the following:

“(iii) if such sale or other disposition of Oil and Gas Property or Subsidiary owning Oil and Gas Properties included in the most recently delivered Reserve Report during any period between two successive Scheduled Redetermination Dates has an Engineered Value that, when aggregated with the Swap Termination Value, will exceed 5% of the amount of the then effective Borrowing Base (in each case, as reasonably determined by the Administrative Agent), individually or in the aggregate, then the Borrowing Base shall be reduced, effective immediately upon such sale or disposition, by an amount equal to the Engineered Value of such Oil and Gas Properties disposed of (as determined by the Administrative Agent and confirmed by the Super-Majority Lenders)”

Section 3. Borrowing Base. For the period from and including the Amendment Effective Date to but excluding the next Redetermination Date, the amount of the Borrowing Base shall be equal to Three Hundred Seventy-Five Million Dollars ($375,000,000). Notwithstanding the foregoing, the Borrowing Base may be subject to further adjustments from time to time pursuant to Sections 2.07(e), 8.12(b), 8.13(c), 9.12 and 9.19.

Section 4. Conditions Precedent. This Fourth Amendment shall not become effective until the date (the “Amendment Effective Date”) on which each of the following conditions is satisfied (or waived in accordance with Section 12.02):

4.1 The Administrative Agent shall have received from each of the Borrower, the Guarantors and Lenders constituting the Super-Majority Lenders, counterparts (in such number as may be requested by the Administrative Agent) of this Fourth Amendment signed on behalf of such Person.

4.2 The Administrative Agent shall have (a) received from the Borrower evidence that the Mortgaged Properties represent at least 80% of the total value of the proved Oil and Gas Properties evaluated in the most recently completed Reserve Report or (b) received supplemental mortgages or mortgage amendments or supplements sufficient for the Mortgaged Properties to represent at least 80% of the total value of the proved Oil and Gas Properties evaluated in the most recently completed Reserve Report.

4.3 The Administrative Agent and the Lenders shall have received all amounts due and payable on or prior to the Amendment Effective Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrower under the Credit Agreement or hereunder.

4.4 The Administrative Agent shall have received a certificate of the Secretary or an Assistant Secretary of the Borrower and each Guarantor setting forth (i) resolutions of its board of directors with respect to the authorization of the Borrower or such Guarantor to execute and deliver the Fourth Amendment and to enter into the transactions contemplated herein and in the other Loan Documents as amended hereby, (ii) the officers of the Borrower or such Guarantor (y) who are authorized to sign the Fourth Amendment, (iii) specimen signatures of such authorized officers, and (iv) the articles or certificate of incorporation and bylaws of the Borrower and such Guarantor, certified as being true and complete.

4.5 No Default or Event of Default shall have occurred and be continuing as of the date hereof, after giving effect to the terms of this Fourth Amendment.

4.6 The representations and warranties of the Borrower and the Guarantors set forth in the respective Loan Documents to which such Persons are party shall be true and correct in all material respects (or, to the extent any such representations and warranties are qualified by reference to materiality or Material Adverse Effect, such representations and warranties shall be true and correct in all respects) on and as of the date hereof, except to the extent any such representations and warranties are expressly limited to an earlier date, in which case, such representations and warranties shall be true and correct in all material respects (or, to the extent any such representations and warranties are qualified by reference to materiality or Material Adverse Effect, such representations and warranties shall be true and correct in all respects) as of such specified earlier date.

The Administrative Agent is hereby authorized and directed to declare this Fourth Amendment to be effective, and shall deliver written notice of the Amendment Effective Date to Borrower, when the Administrative Agent has received documents confirming or certifying, to the reasonable satisfaction of the Administrative Agent, compliance with the conditions set forth in this Section 4 or the waiver of such conditions as permitted by the Credit Agreement. Such declaration shall be final, conclusive and binding upon all parties to the Credit Agreement for all purposes.

Section 5. Miscellaneous.

5.1 Confirmation. The provisions of the Credit Agreement, as amended by this Fourth Amendment, shall remain in full force and effect following the effectiveness of this Fourth Amendment. For the avoidance of doubt, this Fourth Amendment is a Loan Document.

5.2 Ratification and Affirmation; Representations and Warranties. The Borrower and each Guarantor hereby (a) acknowledges the terms of this Fourth Amendment; (b) ratifies and affirms its obligations under, and acknowledges, renews and extends its continued liability under, each Loan Document to which it is a party and agrees that each Loan Document to which it is a party remains in full force and effect, except as expressly amended hereby, notwithstanding the amendments contained herein; and (c) represents and warrants to the Lenders that as of the date hereof, after giving effect to the terms of this Fourth Amendment: (i)

all of the representations and warranties contained in each Loan Document to which it is a party are true and correct in all material respects (or, to the extent any such representations and warranties are qualified by reference to materiality or Material Adverse Effect, such representations and warranties shall be true and correct in all respects), except to the extent any such representations and warranties are expressly limited to an earlier date, in which case, such representations and warranties shall be true and correct in all material respects (or, to the extent any such representations and warranties are qualified by reference to materiality or Material Adverse Effect, such representations and warranties shall be true and correct in all respects) as of such specified earlier date, and (ii) no Default or Event of Default has occurred and is continuing.

5.3 Release. The Borrower and each Guarantor, in consideration of the Administrative Agent’s and the undersigned Lenders’ execution and delivery of this Fourth Amendment and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, unconditionally, freely, voluntarily and, after consultation with counsel and becoming fully and adequately informed as to the relevant facts, circumstances and consequences, releases, waives and forever discharges (and further agrees not to allege, claim or pursue) any and all claims, rights, causes of action, counterclaims or defenses of any kind whatsoever, in contract, in tort, in law or in equity, whether known or unknown, direct or derivative, which the Borrower, each Guarantor or any predecessor, successor or assign might otherwise have or may have against the Administrative Agent, the Lenders, their present or former subsidiaries and affiliates or any of the foregoing’s officers, directors, employees, attorneys or other representatives or agents on account of any conduct, condition, act, omission, event, contract, liability, obligation, demand, covenant, promise, indebtedness, claim, right, cause of action, suit, damage, defense, circumstance or matter of any kind whatsoever which existed, arose or occurred at any time prior to the Amendment Effective Date relating to the Loan Documents, this Fourth Amendment and/or the transactions contemplated thereby or hereby. The foregoing release shall survive the termination of this Fourth Amendment.

5.4 Counterparts. This Fourth Amendment may be executed by one or more of the parties hereto in any number of separate counterparts, and all of such counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of this Fourth Amendment by facsimile or electronic transmission in portable document format (.pdf) shall be effective as delivery of a manually executed counterpart hereof.

5.5 NO ORAL AGREEMENT. THIS FOURTH AMENDMENT, THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS EXECUTED IN CONNECTION HEREWITH AND THEREWITH REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR UNWRITTEN ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO SUBSEQUENT ORAL AGREEMENTS BETWEEN THE PARTIES.

5.6 GOVERNING LAW. THIS FOURTH AMENDMENT (INCLUDING, BUT NOT LIMITED TO, THE VALIDITY AND ENFORCEABILITY HEREOF) SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

5.7 Severability. Any provision of this Fourth Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

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IN WITNESS WHEREOF, the parties hereto have caused this Fourth Amendment to be duly executed as of the Amendment Effective Date.

BORROWER:	BILL BARRETT CORPORATION

	By:	/s/ Robert W. Howard
	Name:	Robert W. Howard
	Title:	Chief Financial Officer

GUARANTORS:	CIRCLE B LAND COMPANY LLC
AURORA GATHERING, LLC

	By:	/s/ Robert W. Howard
	Name:	Robert W. Howard
	Title:	Chief Financial Officer

ADMINISTRATIVE AGENT

JPMORGAN CHASE BANK, N.A.

	By:	/s/ David Morris
	Name:	David Morris
	Title:	Authorized Officer

LENDERS:	JPMORGAN CHASE BANK, N.A.

	By:	/s/ David Morris
	Name:	David Morris
	Title:	Authorized Officer

BANK OF MONTREAL

By:	/s/ Gumaro Tijerina
Name:	Gumaro Tijerina
Title:	Managing Director

WELLS FARGO BANK, N.A.

By:	/s/ Suzanne Ridenhour
Name:	Suzanne Ridenhour
Title:	Director

BANK OF AMERICA, N.A.

By:	/s/ Alia Qaddumi
Name:	Alia Qaddumi
Title:	Vice President

DEUTSCHE BANK AG NEW YORK BRANCH

By:	/s/ Dusan Lazarov
Name:	Dusan Lazarov
Title:	Director

By:	/s/ Michael Winters
Name:	Michael Winters
Title:	Vice President

COMPASS BANK

By:	/s/ Gabriela Albino
Name:	Gabriela Albino
Title:	Vice President

SANTANDER BANK, N.A.

By:	/s/ Aidan Lanigan
Name:	Aidan Lanigan
Title:	Senior Vice President

By:	/s/ Puiki Lok
Name:	Puiki Lok
Title:	Vice President

THE BANK OF NOVA SCOTIA

By:	/s/ Alan Dawson
Name:	Alan Dawson
Title:	Director

COMERICA BANK

By:	/s/ Brandon M. White
Name:	Brandon M. White
Title:	Vice President

BOKF, NA dba Bank of Oklahoma

By:	/s/ Parker Heikes
Name:	Parker Heikes
Title:	Vice President

CITIBANK, N.A.

By:	/s/ Cliff Vaz
Name:	Cliff Vaz
Title:	Vice President

GOLDMAN SACHS BANK USA

By:	/s/ Michelle Latzoni
Name:	Michelle Latzoni
Title:	Authorized Signatory